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                                                                    Exhibit 23.1



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS
                  --------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 - Advisory and Consulting Agreements - of Aquatic Cellulose International Corp. ("Aquatic") of our report dated August 3, 2001 relating to the consolidated financial statements of Aquatic as at May 31, 2001 and 2000 and for the years then ended which report appears in the May 31, 2001 Annual Report on Form 10-KSB of Aquatic. Our report dated August 3, 2001 contains an explanatory paragraph that states that the Company has a working capital deficiency and has suffered recurring losses, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

signed "KPMG LLP"
Kelowna, Canada

October 11, 2001